Pricing Supplement Dated February 29, 2000
(To Prospectus dated  June 25, 1999, and  Prospectus  Supplement  dated June 29,
1999)

The Charles Schwab Corporation
Medium-Term Notes, Series A (Fixed Rate)
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Trade Date:         February 29, 2000  Original Issue Date:        March 3, 2000
Principal Amount:         $61,000,000  Net Proceeds to Issuer:       $60,546,160
Issue Price:                  99.906%  Interest Payable*:  March 1, September 1,
Agent's Discount or Commission: .650%                            and at maturity
Interest Rate:                  8.05%  Agent's Capacity:            X  Principal
Maturity Date           March 1, 2010                              ---
                                                                       Agent
                                                                   ---

                         * First coupon payable date commences September 1, 2000
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Form:                       X   Book-Entry
                           ---
                                Certificated
                           ---

Redemption:                 X   The Notes cannot be redeemed prior to maturity
                           ---
                                The Notes may be redeemed prior to maturity
                           ---
                  Initial Redemption Date:
                  Initial Redemption Price:
                  Annual Redemption Price Reduction:

Repayment:                  X   The Notes cannot be repaid prior to maturity
                           ---
                                The Notes can be repaid prior to maturity at the
                                option of the holder of the note
                           ---
                  Repayment Date:
                  Repayment Price:

Discount Note:             Yes       X  No
                       ---          ---

                  Total Amount of OID:
                  Yield to Maturity:
                  Initial Accrual Period:

Ranking:           X  Senior            Senior Subordinated
                  ---                ---


                                                      Morgan Stanley Dean Witter
                                                      Credit Suisse First Boston
                                                      Goldman, Sachs & Co.